Exhibit 99.1

TriplePoint Venture Growth BDC Corp. Names Christopher M. Mathieu

As Chief Financial Officer

Expands New York City Presence

Menlo Park, Calif., August 15, 2019 — TriplePoint Venture Growth BDC Corp. (NYSE: TPVG) (the “Company,” or “TPVG”), the leading financing provider to venture growth stage companies backed by a select group of venture capital firms in the technology, life sciences and other high growth industries, today announced the appointment of Christopher M. Mathieu as Chief Financial Officer, effective as of August 26, 2019. Mr. Mathieu also serves as Chief Financial Officer of TriplePoint Capital LLC, TPVG’s sponsor. In conjunction with the appointment, the Company also announced strategic expansion plans for its New York City office.

“We are excited to welcome a veteran of both the venture lending and BDC industries,” said Jim Labe, chief executive officer and chairman of the board of TPVG. “We look forward to his contributions to the TriplePoint Capital global investment platform.”

“Chris joins us as we continue to expand TriplePoint Capital’s presence in New York City to support the strong market demand for venture lending,” said Sajal Srivastava, president and chief investment officer of TPVG. “TriplePoint Capital has committed more than $1 billion to over 70 companies in the New York and Mid-Atlantic market and we look forward to expanding our team and investment activity in the region.”

“I am excited to join the TriplePoint team with its industry leading position, exceptional reputation, impressive track record, and strong outlook for near-term growth” said Mr. Mathieu.

Prior to joining the Company and TriplePoint Capital, Mr. Mathieu was a Special Advisor at iCapital Network, Inc., a financial technology platform. From 2016 to 2018, Mr. Mathieu served as Chief Financial Officer, Treasurer and Secretary of a public-reporting business development company and a closed-end interval fund, and as Managing Director of the alternative asset management firm sponsoring those companies. Prior to that, Mr. Mathieu served as Senior Vice President, Chief Financial Officer and Treasurer of a publicly traded business development company in the venture lending industry and its predecessor funds for more than 10 years. Mr. Mathieu has also served as an Audit Manager with KPMG Peat Marwick. Mr. Mathieu is a Certified Public Accountant and received a B.S. in Business Administration in Accounting from Western New England College.

ABOUT TRIPLEPOINT VENTURE GROWTH BDC CORP.

The Company was formed to expand the venture growth stage business segment of TriplePoint Capital LLC, the leading global provider of financing across all stages of development to technology, life sciences and other high growth companies backed by a select group of venture capital firms. The Company’s investment objective is to maximize its total return to stockholders primarily in the form of current income and, to a lesser extent, capital appreciation by lending primarily with warrants to venture growth stage companies. The Company is an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. More information is available at http://www.tpvg.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release constitute forward-looking statements. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

INVESTOR RELATIONS AND MEDIA CONTACT

Abernathy MacGregor Group

Alan Oshiki / Sheila Ennis

212-371-5999 / 415-745-3294

aho@abmac.com / sbe@abmac.com